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                              CORPORATIONS SECTION
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                              RESTATED ARTICLES OF
                          INCORPORATION WITH AMENDMENTS

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

FIRST:  The  name  of  the  corporation  Is     Anything,  Inc.
                                                ---------------

SECOND: The following amended and restated Articles of Incorporation were adopted in the manner marked with an "X" below:

______ The amended and restated Articles of Incorporation were adopted by the board of directors where no shares have been issued, or no shareholder action required.

  X     The  amended  and  restated  Articles of Incorporation were adopted by a
------ vote of the shareholders. The number of shares voted for the amended and restated Articles of Incorporation was sufficient for approval.

______ The amended and restated Articles of Incorporation were adopted by the Incorporators where no shares have been issued or directors elected, or no shareholder action required.

THIRD:  The  name of the corporation as amended is Anything Internet Corporation
                                                   -----------------------------

             ATTACH A COPY OF YOUR AMENDED AND RESTATED ARTICLES OF
                                  INCORPORATION

                                                  -----------------------
                                       Signature  /S/  Robert  C.  Schick
                                                  -----------------------
                                       Title      President
                                                  -----------------------

                                                                    REVISED 7/95

                           CERTIFICATE OF RESOLUTIONS
                      OF THE ANNUAL SHAREHOLDERS MEETING OF
                                 ANYTHING, INC.
                                 --------------

     The undersigned, being duly authorized, hereby certifies that the following resolutions were duly adopted by the shareholders of Anything, Inc. by unanimous consent on August 22, 1998:

Upon  motion  duly  made,  seconded  and  unanimously  carried,  it  was:

     RESOLVED, that the corporation shall amend and restated it's Articles of Incorporation as follows;

     a)  The corporation  shall  authorize  the  following  classes  of  shares:

           Stock Class            Authorized Shares              Par Value
           Class A Common            50,000,000                        No
           Class B Common            25,000,000                        No
           Class A Preferred         10,000,000                        No
           Class B Preferred         10,000,000                        No


     b) The Directors of the Corporation shall have the right to prescribe the classes, series and the number of each class or series of authorized stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of authorized stock. The Directors of the Corporation shall have the right to increase or decrease the number of issued and outstanding shares of the same class and/or series held by each stockholder of record at the effective date and time of the change, except as otherwise provided in Colorado law, without obtaining the approval of the stockholders.

     c) The Directors of the Corporation shall have the right to alter, amend or repel the By-Laws of the corporation.

     d) The name of the company be changed from "Anything, Inc.", to "Anything Internet Corporation".

WITNESS  my  signature  as  of  the  28th  day  of  August,  1998.

                                             /s/  Robert  C.  Schick
                                                  -----------------------
                                                  Robert  C.  Schick,  President